SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Neoforma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEOFORMA, INC.

3061 Zanker Road

San Jose, California 95134

May 1, 2003

Dear Stockholder,

I am pleased to invite you to the 2003 Annual Meeting of Stockholders of Neoforma, Inc. The meeting will be held on May 29, 2003, starting at 10:00 a.m., Pacific Daylight Time, at our corporate offices at 3061 Zanker Road, San Jose, California 95134.

Important information concerning the matters to be acted upon at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. After careful consideration, our board of directors has unanimously approved the three proposals described in the Proxy Statement and recommends that you vote FOR the proposals.

The board of directors has fixed the close of business on April 24, 2003 as the record date for determining those stockholders who are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back a traditional proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the annual meeting if you wish to do so.

The members of our management team look forward to meeting personally those stockholders who attend the annual meeting.

A copy of our Annual Report to Stockholders for fiscal 2002 is included in this mailing to all stockholders entitled to notice of and to vote at the annual meeting.

Sincerely yours,

Robert J. Zollars

Chairman and Chief Executive Officer

NEOFORMA, INC.

3061 Zanker Road

San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2003

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Neoforma, Inc. will be held at our corporate offices at 3061 Zanker Road, San Jose, California 95134, on Thursday, May 29, 2003, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.  ELECTION OF DIRECTORS.    The election of two Class I directors, each for a term of three years or until his successor has been elected or appointed and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class I directors:

Edward A. Blechschmidt

Michael J. Murray

2.  1999 EQUITY INCENTIVE PLAN.    To approve the material terms of our 1999 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Internal Revenue Code Section 162(m).

3.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.    To ratify our selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2003.

4.  OTHER MATTERS.    To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our board of directors has fixed the close of business on April 24, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

Andrew L. Guggenhime

Chief Financial Officer and Corporate Secretary

San Jose, California

May 1, 2003

NEOFORMA, INC.

3061 Zanker Road

San Jose, California 95134

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of Neoforma in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Thursday, May 29, 2003 at 10:00 a.m., Pacific Daylight Time, at our corporate offices located at 3061 Zanker Road, San Jose, California 95134, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting. This Proxy Statement was first mailed to our stockholders on May 1, 2003.

Record Date; Quorum

We have fixed the close of business on April 24, 2003 as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the annual meeting. As of April 24, 2003, there were 18,912,488 shares of common stock outstanding and entitled to vote at the annual meeting, held by 8,413 stockholders of record. The presence at the annual meeting of a majority, or 9,456,245, of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each holder of shares of common stock issued and outstanding on the record date is entitled to one vote for each such share held on each matter of business to be considered at the annual meeting. Unless otherwise stated, all mentions of share numbers or holdings in this Proxy Statement have been adjusted to reflect the 1-for-10 reverse split of our common stock effected in August 2001.

Voting of Proxies; Voting Rights; Required Vote

If any stockholder is unable to attend the annual meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present.

If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for Class I directors named herein, FOR approving the material terms of the 1999 Equity Incentive Plan, FOR the ratification of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003 and with respect to any other matters that may come before the annual meeting, at the discretion of the proxy holders.

The approval and adoption of the proposals described above will require the affirmative vote of our stockholders as follows:

Proposal	Affirmative Vote Required

• Election of Class I directors

Each Class I director will be elected by the votes of a plurality of the shares of our common stock present in person or represented by proxy at our annual meeting and entitled to vote at our annual meeting.

• Approval of material terms of the 1999 Equity Incentive Plan	Majority of the shares of our common stock present in person or represented by proxy at our annual meeting and entitled to vote at our annual meeting.

• Ratification of Deloitte & Touche LLP as our independent public accountants	Majority of the shares of our common stock present in person or represented by proxy at our annual meeting and entitled to vote at our annual meeting.

Effect of Abstentions and “Broker Non-Votes”

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence of a quorum for the transaction of business and the outcome of a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions are counted for the purposes of establishing a quorum and will have the same effect as a vote against the proposal (other than the election of directors).

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against certain “routine” matters, such as all of the proposals to be voted on at the Annual Meeting. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of all of the proposals. If a broker chooses to leave these shares unvoted, even on “routine” matters, they will not be counted for the purpose of establishing a quorum or determining the outcome of any of the proposals.

Election for a director requires a plurality of the votes cast at the annual meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Consequently, only the number of votes for and against affect the outcome, and abstentions and broker non-votes will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

Expenses of Soliciting Proxies

The solicitation of proxies will be conducted primarily by mail and we will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of our common stock. We have retained American Stock Transfer & Trust Company to aid in the distribution of the proxy materials, who will not charge us for such distribution except for reimbursement of reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, we may solicit proxies by personal interview, telephone, email or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to Neoforma (to the attention of Neoforma’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the annual meeting and voting in person. The mere presence at the annual meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

Stockholder Proposals

Proposals of stockholders to be presented at our 2004 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 30, 2003 in order to be included in our proxy statement and form of proxy relating to that meeting. Our bylaws establish an advance notice procedure for stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders. The only business that will be conducted at an annual meeting of stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who has delivered timely written notice to our Secretary at least 60 days but no more than 90 days prior to the first anniversary of our annual meeting. In the event that the date of the our next annual meeting is more than 30 days before or more than 60 days after that anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the close of business on the tenth day following the day on which public announcement of the date of that meeting is first made by us. The stockholder’s notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. In the event that the number of directors to be elected to our board is increased and there is no public announcement by our naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 70 days prior to such annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our Secretary at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws currently provide for the number of directors to be set by our board. Our board, subsequent to the resignation of three of our directors in early 2003, has set the number of members of the board at seven. Our certificate of incorporation and bylaws provide that the board shall be divided into three classes, each serving staggered three-year terms: Class I, Class II and Class III. One class of directors is elected by our stockholders at each annual meeting, with each director to serve a three-year term or until that director’s earlier resignation, death or removal or until that director’s successor is duly elected or appointed and qualified. This classification of our board could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, control of us.

At the annual meeting, the stockholders will elect two Class I directors, who will each serve a three-year term until the annual meeting of stockholders to be held in 2006 or until a successor is elected or appointed and qualified or until such director’s earlier resignation, death or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the board. The board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted FOR the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, two directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

Our Board Of Directors Unanimously Recommends That You Vote “FOR” The Election Of The Nominees Named Below, And Your Proxy Will Be So Voted Unless You Specify Otherwise.

Information Concerning Nominees And Incumbent Directors

Directors/Nominees

The names of the nominees for election as Class I directors at our annual meeting and of the incumbent Class II and Class III directors, and information about them, are included below.

Nominees for Election as Class I Directors for a Term Expiring in 2006:

Name	Age	Principal Occupation
Edward A. Blechschmidt	50	Private Investor/Consultant
Michael J. Murray	58	Retired

Edward A. Blechschmidt was appointed to our board in March 2003. Mr. Blechschmidt is a private investor and consultant. Mr. Blechschmidt served as Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc. from March 2000 until July 2002. Prior to joining Gentiva, Mr. Blechschmidt served as Chief Executive Officer and as a member of the board of Olsten Corporation from February 1999 until March 2000. He also served as President of Olsten from October 1998 until March 2000. From August 1996 until October 1998, Mr. Blechschmidt served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens Pyramid Technology. In that time, Mr. Blechschmidt also served as Executive Vice President and as a board member of Siemens Nixdorf Informationssysteme AG of Munich, Germany. Prior to Siemens, Mr. Blechschmidt served more than 20 years with Unisys Corporation where he served in various line and staff positions, including Chief Financial Officer. Mr. Blechschmidt also serves on the board of directors of Gentiva, Lionbridge Technologies, Inc. and Garden Fresh Restaurant, Inc.

Michael J. Murray has served as one of our directors since December 2000. Until July 2000 when he retired, Mr. Murray served as President of Global Corporate and Investment Banking at Bank of America Corporation and was a member of its policy committee. From March 1997 until September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank. From September 1995 to March 1997, he served as BankAmerica Vice Chairman and head of the U.S. and International Groups. Mr. Murray was responsible for BankAmerica’s U.S. Corporate Group from September 1994, after BankAmerica’s merger with Continental Bank Corporation, until September 1995. Prior to the merger, he was Vice Chairman and Head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray serves as a director on the boards of CNF, Inc. and eLoyalty Corporation. He is also a past Chairman and current member of the board of the Bay Area United Way, serves on the board of the California Academy of Sciences and is a member of the Advisory Council for the School of Business at the University of Notre Dame.

Incumbent Class II Directors with Terms Expiring in 2004:

Name	Age	Principal Occupation
Andrew J. Filipowski	52	Chairman and Chief Executive Officer of divine, inc.
Jeffrey H. Hillebrand	49	Chief Operating Officer of Evanston Northwestern Healthcare

Andrew J. Filipowski has served as one of our directors since October 1999. He is Chairman and Chief Executive Officer of divine, inc., an enterprise web solutions company that he co-founded in May 1999. He is also the Vice Chairman of the board and co-founder of Blue Rhino corporation and Chairman of the Board of PLATINUM Venture Partners, Inc., a venture investment firm that he founded in February 1992. Mr. Filipowski founded PLATINUM technology, inc. in April 1987 and served as its President, Chief Executive Officer and Chairman of the Board until it was acquired by Computer Associates in May 1999. PLATINUM technology, inc. was a software company that produced, acquired and distributed system software tools. Mr. Filipowski currently serves on the boards of Blue Rhino Corporation, Chicago’s Lincoln Park Zoo, Museum of Science and Industry in Chicago, Chicago Board of Trade and University of Chicago Hospitals.

Jeffrey H. Hillebrand has served as one of our directors since December 2000. Since 1998, he has served as Chief Operating Officer of Evanston Northwestern Healthcare, where he has worked since 1979. Mr. Hillebrand is a Fellow of the American College of Healthcare Executives and has served as one of its regents. He is a member of the Young Presidents Organization and a non-resident lecturer for the School of Public Health at the University of Michigan. He has also served as a trustee of the village of Kennilworth, Illinois. He is President of the Northeast Illinois Council of Boy Scouts of America, and has served as Vice Chairman of the American Heart Association of Metropolitan Chicago.

Incumbent Class III Directors with Terms Expiring in 2005:

Name	Age	Principal Occupation
Richard D. Helppie	47	Chief Executive Officer of Superior Consultant Holdings Corporation
C. Thomas Smith	65	Retired
Robert J. Zollars	45	Chairman and Chief Executive Officer of Neoforma

Richard D. Helppie has served as one of our directors since October 1999. He has served as Chief Executive Officer of Superior Consultant Holdings Corporation, a healthcare information technology outsourcing and consulting firm since founding the company in 1984. Mr. Helppie also serves as a member of the board of Superior and was its Chairman until 2000. He serves on a number of charitable boards that support medical, educational and artistic missions, including the Cranbrook Educational Community and the Purple Rose Theater.

C. Thomas Smith has served as one of our directors since January 2001. Prior to his retirement in April 2003, Mr. Smith served as Chief Executive Officer and President of VHA Inc. since 1991. From 1977 to 1991, Mr. Smith was President of Yale-New Haven Hospital and President of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the board of trustees for Henry Ford Hospital in Detroit. From 1967 to 1971, Mr. Smith was Associate Director of Hospitals and Director of Medical Center Planning for the University of Minnesota Health Sciences Center. Prior to that, he held administrative positions at Baptist Memorial Hospital from 1961 to 1967, following an administrative residency. In 1991, Mr. Smith was the Chairman of the American Hospital Board of Trustees. From January 1987 until April 2003, Mr. Smith was a member of the VHA board. He also served on the boards of Novation, LLC and the Healthcare Leadership Council. Mr. Smith is a past Chairman of the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group and Genentech, Inc.

Robert J. Zollars has served as our Chairman and Chief Executive Officer since July 1999, and as our President from July 1999 to January 2001. From January 1997 to July 1999, he served as Executive Vice President and Group President of Cardinal Health, Inc., a healthcare products and services company, where he was responsible for five of its wholly-owned subsidiaries: Pyxis Corporation, Owen Healthcare, Inc., Medicine Shoppe International, Cardinal Information Corporation and Cardinal-International. From January 1992 to December 1996, he served as President of Hospital Supply, Scientific Products and U.S. Distribution of Baxter Healthcare Corporation, which in October 1996 was spun off as Allegiance Corporation, a healthcare products and services company. He currently serves on the board of directors of ForHealth Technologies, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings

The board met nine times, including telephonic meetings, and acted by written consent three times during fiscal year 2002. No director attended fewer than 75% of the total number of meetings of the board and the total number of meetings held by all committees of the board on which the director served during the time he served.

Board Committees

Our board has an audit committee, a compensation committee, a governance committee and a nominating committee.

Audit Committee.    The audit committee consists of Edward A. Blechschmidt, Andrew J. Filipowski and Michael J. Murray. Mr. Blechschmidt was appointed to the audit committee in March 2003 upon joining the board. The audit committee assists the board in fulfilling its responsibility for our accounting and financial reporting practices and provides a channel of communication between the board and our independent public accountants. The audit committee also reviews with our independent public accountants the scope of the accountants’ annual and interim reviews and examines the effectiveness of our accounting and internal control functions through discussions with our independent public accountants and our appropriate officers. The audit committee met nine times during fiscal 2002.

Compensation Committee.    The compensation committee consists of Andrew J. Filipowski, Richard D. Helppie and Jeffrey H. Hillebrand. The compensation committee determines compensation for officers and makes recommendations to the board concerning compensation for the Chairman and Chief Executive Officer. It also exercises the authority of the board relating to Neoforma’s employee benefit plans. The compensation committee met four times and acted by written consent 15 times during fiscal 2002.

Governance Committee.    We established a public policy committee in January 2001. In July 2002, this committee revised its mission to enforce the adoption of proper corporate governance policies and changed its name to the governance committee to more accurately reflect that mission. The governance committee consists of Jeffrey H. Hillebrand, C. Thomas Smith and Robert J. Zollars. The governance committee met once during fiscal 2002.

Nominating Committee.    In October 2002, we established a nominating committee to assist the board in identifying and assessing new members for the board. The nominating committee will consider nominees recommended by stockholders. To be considered by the nominating committee, nominations must be received on or before the deadline for receipt of stockholder proposals and nominations set forth in the section entitled “Stockholder Proposals.” The nominating committee consists of Andrew J. Filipowski, Richard D. Helppie and Jeffrey H. Hillebrand. The nominating committee did not meet during fiscal 2002.

Director Compensation

Directors who are also our employees currently receive no additional compensation for their services as directors. Directors who are not our employees do not receive a fee for attendance in person at meetings of the board or committees of the board, but they are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings.

Our 1999 Equity Incentive Plan, as amended, provides that each eligible director who is not our employee is automatically granted an option to purchase 10,000 shares of our common stock upon becoming a member of our board, unless that director has previously received an option grant. In March 2003, we granted an option to purchase 10,000 shares of our common stock to Mr. Blechschmidt at an exercise price of $12.84 per share, upon his appointment to our board. Immediately following each annual meeting of stockholders, each non-employee director will automatically be granted an option to purchase 10,000 shares of our common stock under our 1999 Equity Incentive Plan, provided that the director is a member of our board on that date and has served continuously as a member of our board for a period of at least one year since the date of the director’s initial grant. In addition, each non-employee director who is a member of at least one committee of the board will receive an additional option to purchase 10,000 shares of our common stock following each annual meeting of stockholders, provided that the director is a member of a committee on that date and has served continuously as a member of the same committee for a period of at least one year since the date of the director’s initial grant. All options will have an exercise price equal to the fair market value of our common stock on the date of grant. The options have 10-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or 12 months after any termination due to death or disability. Options granted under the plan will generally vest over four years. Any unvested shares subject to these options will become immediately vested and exercisable upon a transaction which results in a change in control of Neoforma.

In May 2002, upon completion of our 2002 annual meeting of stockholders, we granted each of Messrs. Filipowski, Helppie, Hillebrand, Murray and Smith, (i) a nonqualified stock option to purchase 10,000 shares of our common stock at a price of $14.65 per share for their service as a member of our board, and (ii) a nonqualified option to purchase 10,000 shares of our common stock at a price of $14.65 for their service as a member of a committee of our board. Each of the above grants were automatically made pursuant to the terms of our 1999 Equity Incentive Plan.

Beginning subsequent to our 2003 annual meeting, each non-employee director will receive $10,000 annually for being a member of our board. Additionally, each member of the audit committee and each member of the compensation committee will receive $2,500 annually. The chairs of the audit, compensation and governance committees also annually will receive $15,000, $10,000 and $10,000, respectively.

Independence of Directors

With the exception of Mr. Zollars, who is also our Chief Executive Officer, none of our directors has a current related party interest to us or any of our affiliates. Until April 2003, Mr. Smith was the Chief Executive Officer and President of VHA, which is our largest stockholder.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2002. The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any filings.

The audit committee of the board provides assistance to the board in fulfilling its obligations with respect to matters involving our accounting, auditing, financial reporting and internal control functions. Among other things, the audit committee reviews and discusses with management and with our independent public accountants the results of our year-end audit, including the audit report and audited financial statements. The Sarbanes-Oxley Act of 2002 and The Nasdaq National Market’s corporate governance proposals have expanded the responsibilities of the audit committee. Some of the changes have become effective and others will become effective at later dates. Members of the audit committee will continue to work closely with management to implement all changes and procedures required by the new rules.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

All of the members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to the requirements of The Nasdaq National Market.

In connection with its review of our audited financial statements for the fiscal year ended December 31, 2002, the audit committee reviewed and discussed the audited financial statements with management, including the Critical Accounting Policies and Estimates, and discussed with Deloitte & Touche LLP, who were our independent public accountants for 2002, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). In addition, the audit committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from us.

Based on the review and discussions referred to above, the audit committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Mr. Blechschmidt, who was appointed to the audit committee in March 2003, did not take part in the foregoing actions by the committee.

The audit committee:

Michael J. Murray, Chair

Edward A. Blechschmidt

Andrew J. Filipowski

Audit Fees

We estimate that the audit fees paid to Deloitte & Touche LLP for audit services during fiscal 2002 were approximately $1,276,500.

All Other Fees

We estimate that all other fees paid to Deloitte & Touche LLP for fiscal 2002 were approximately $3,850. These other fees consisted of fees associated with the issuance of their consent in association with a filing on Form S-8 made by the company during 2002. There were no financial systems design and implementation fees paid to Deloitte & Touche LLP in fiscal 2002.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Andrew J. Filipowski, Richard D. Helppie and Jeffrey H. Hillebrand. Each of these persons is a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. None of these individuals has at any time been one of our executive officers or employees. For a description of the transactions between us and members of the compensation committee and entities affiliated with the compensation committee members, see Certain Relationships and Related Transactions. On January 21, 2001, Robert J. Zollars, our Chairman and Chief Executive Officer, resigned as a member of the board of divine, inc., of which Mr. Filipowski is Chairman and Chief Executive Officer.

COMPENSATION COMMITTEE REPORT

Under Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the Compensation Committee Report nor the material under the caption Performance Graph shall be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, nor shall the report or the graph be deemed to be incorporated by reference in any past or future filing by us under the Securities Exchange Ac of 1934 or the Securities Act of 1933.

The compensation committee of our board administers our executive compensation program. Although Mr. Zollars attends some of the meetings of the compensation committee, he does not participate in deliberations that relate to his own compensation.

General Compensation Philosophy

The role of the compensation committee is to determine compensation for executive officers and make recommendations to the board concerning compensation for the Chairman and Chief Executive Officer. It also exercises the authority of the board relating to Neoforma’s employee benefit plans.

Our compensation philosophy for executive officers is to relate compensation to corporate performance and to align it with long-term stockholder value, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain capable executives and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in labor markets where we compete that are of comparable scope with us and with which we might compete for executive personnel;

•	incentive performance awards, such as bonuses, payable in cash or deferred compensation and tied to the achievement of performance goals, financial or otherwise; and

•	long-term stock-based incentive awards, typically stock options, which strengthen the mutuality of interests between the executive officers and our stockholders.

Executive Compensation

Base Salary.    Salaries for executive officers for 2002 were determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Incentive Awards.    Target bonuses for executive officers are generally established based on a percentage of base salary and become payable upon the achievement of specified goals and individual/team objective. After a year’s financial results are established, performance is assessed and the level of bonus payable, if any, is determined. In 2002, our company-wide bonus pool funded at a level in excess of the base targets, based on our financial performance. Our executive officers were deemed to have met their individual performance targets and their bonuses were therefore funded also at that same level.

Long-Term Incentive Awards.    Stock options are an essential element of our executive compensation package. The compensation committee believes that equity-based compensation in the form of stock options links the interests of management with the long-term interests of our stockholders. However, stock options generally have retention value only if the price of our stock increases above the fair market value on the grant date and the executive remains with us for the period required for the shares to vest.

We grant stock options and common stock in accordance with our 1999 Equity Incentive Plan. Stock options typically are granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options or common stock to executive officers in connection with a change in responsibilities, to achieve equity within a peer group or as a retention device. The number of shares subject to each stock option granted or grant of common stock is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact our results, past performance or consistency within the executive officer’s peer group. At the discretion of the compensation committee, executive officers may also be granted stock options or common stock to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

Other Compensation.    Our executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including our Employee Stock Purchase Plan.

Chief Executive Officer Compensation

Mr. Zollars’ initial base salary, target bonus, bonus paid and long-term incentive awards were determined by the terms of his employment agreement entered into upon his acceptance of employment with us in July 1999. The compensation committee reviews Mr. Zollars’ compensation annually in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to executives of public companies. The compensation committee has considered the potential impact of the requirements of Section 162(m) on the compensation paid to our executive officers. If Proposal Two is not approved by stockholders, Neoforma will not make any further grants under the 1999 Equity Incentive Plan to Mr. Zollars and its four other most highly compensated executive officers, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained. The compensation committee’s present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of Neoforma or our stockholders.

The compensation committee:

Jeffrey H. Hillebrand, Chairman

Andrew J. Filipowski

Richard D. Helppie

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information Concerning Executive Officers

Our executive officers as of the date of this Proxy Statement, other than Mr. Zollars, are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Mr. Zollars is set forth above under the heading “Information Concerning Nominees and Incumbent Directors.” Each executive officer is elected annually by our board and serves at the pleasure of the board.

Name	Age	Position
Daniel A. Eckert	38	President and Chief Operating Officer
Andrew L. Guggenhime	34	Chief Financial Officer and Corporate Secretary
Steven J. Wigginton	37	Executive Vice President of Sales, Marketing and Service
Herbert C. Cross	31	Vice President of Finance

Daniel A. Eckert has served as our President and Chief Operating Officer since December 2000. Mr. Eckert had previously served in several executive capacities since joining us in August 1999, including Executive Vice President of Sales, President of Neoforma Shop and Executive Vice President of Marketplaces. From April 1998 to August 1999, Mr. Eckert was President and Chief Operating Officer of Fisher Healthcare, a distributor of medical products and a division of Fisher Scientific International. From September 1992 to April 1998, Mr. Eckert held several positions at McKesson Corporation, a supplier of medical products, including Senior Vice President of Corporate Sales for the Health Systems Group, Senior Vice President of Sales and Marketing for McKesson/General Medical Corporation and Vice President of Acute Care.

Andrew L. Guggenhime has served as our Chief Financial Officer since October 2000, and as our Corporate Secretary since June 2002. From January 2000 until October 2000, he was our Vice President of Corporate Development. From August 1996 until January 2000, Mr. Guggenhime was in the Healthcare Investment Banking group of Merrill Lynch & Co., most recently as Vice President. From July 1990 to August 1994, he served in a number of capacities at Wells Fargo & Company, most recently as Assistant Vice President in Wells Fargo’s Debt Capital Markets group.

Steven J. Wigginton has served as our Executive Vice President of Sales, Marketing and Service since January 2003. Prior to that, he was our Executive Vice President of Marketing, Operations and Development from January 2001 to January 2003, and Senior Vice President of Product Development from May 2000 to January 2001. Mr. Wigginton joined us in January 2000 with the acquisition of Pharos Technologies, Inc., of which he was co-founder. He also held executive positions at Thomas Publishing Company from December 1997 to July 1999, and at Autodesk’s Data Publishing Group from December 1996 until November 1997. From August 1993 to November 1996, Mr. Wigginton worked at Industry.net, an e-commerce services company.

Herbert C. Cross has served as our Vice President of Finance since February 2001. Mr. Cross had previously served in several capacities since joining us in November 1999, including Director of Finance and Manager of Financial Planning and Analysis. From August 1994 to November 1999, Mr. Cross was employed by Arthur Andersen LLP, an independent public accounting firm, most recently in a capacity as a Manager in the Assurance and Business Advisory Services group during which time Mr. Cross managed the audits of both public and private corporations in the software, technology, retail and manufacturing industries.

EXECUTIVE COMPENSATION

The following table shows all compensation awarded to, earned by or paid for services rendered to us in all capacities during 2000, 2001 and 2002 by our Chief Executive Officer, the three other most highly compensated executive officers who were serving as executive officers at the end of 2002 and one additional individual who was not serving as an executive officer at the end of 2002, but whose compensation otherwise would have been disclosed.

Summary Compensation Table

							Long-Term Compensation Awards Securities Underlying Options	Long-Term Compensation Awards Restricted Common Stock

	Annual Compensation
Name And Principal Position	Year	Salary	Bonus		Other Annual Compensation
Robert J. Zollars Chairman and Chief Executive Officer	2002 2001 2000	$500,000 500,000 500,540	$825,000 475,000 166,667		$1,516,447 991,015 —	(1) (3)	60,000 — 200,700	14,204 43,365 20,964	(2) (4) (5)

Daniel A. Eckert President and Chief Operating Officer	2002 2001 2000	300,000 300,000 255,438	297,000 142,500 122,917		— — 97,996	(8)	35,000 — 79,000	8,522 26,019 2,099	(6) (7) (9)

Andrew L. Guggenhime(10) Chief Financial Officer and Corporate Secretary	2002 2001 2000	237,196 226,941 198,368	158,400 89,452 66,666		— — —		35,000 — 80,000	6,818 20,394 1,747	(11) (12) (13)

Steven J. Wigginton(14) Executive Vice President of Sales, Marketing and Service	2002 2001 2000	233,904 230,000 175,750	158,400 — 64,167	(16)	— 89,608 3,424	(17) (17)	35,000 — 59,000	6,818 31,948 —	(15) (16,18)

Steven E. Kane(19) Chief Administrative Officer	2002 2001 2000	201,250 200,000 112,517	— 76,000 37,459	(20)	— — —		— — 60,000	15,000 17,346 —	(20) (20,21)

(1)	Represents a reimbursement for relocation expenses in the amount of $336,515 paid to Mr. Zollars, as well as forgiveness by the company of approximately $1,179,932 of a 1999 relocation loan per the terms of the loan agreement.
(2)	Represents a grant of restricted stock to Mr. Zollars as part of his 2002 bonus which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through February 1, 2005 in order to earn those shares.
(3)	Represents a reimbursement for relocation expenses in the amount of $195,327 paid to Mr. Zollars, as well as forgiveness by the company of approximately $795,688 of a 1999 relocation loan per the terms of the loan agreement.
(4)	Represents a grant of restricted stock to Mr. Zollars which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through June 30, 2003 in order to earn those shares.
(5)	Represents a grant of restricted stock to Mr. Zollars, made in lieu of a portion of his 2000 cash bonus, that contained restrictions prohibiting the sale of the shares for 12 months from January 24, 2001.
(6)	Represents a grant of restricted stock to Mr. Eckert as part of his 2002 bonus which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through February 1, 2005 in order to earn those shares.
(7)	Represents a grant of restricted stock to Mr. Eckert which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through June 30, 2003 in order to earn those shares.

(8)	Represents reimbursements for relocation expenses paid to Mr. Eckert.
(9)	Represents a grant of restricted stock to Mr. Eckert, made in lieu of a portion of his 2000 cash bonus, that contained restrictions prohibiting the sale of the shares for 12 months from January 24, 2001.
(10)	Mr. Guggenhime joined us in January 2000.
(11)	Represents a grant of restricted stock to Mr. Guggenhime as part of his 2002 bonus which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through February 1, 2005 in order to earn those shares.
(12)	Represents a grant of restricted stock to Mr. Guggenhime which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through June 30, 2003 in order to earn those shares.
(13)	Represents a grant of restricted stock to Mr. Guggenhime, made in lieu of a portion of his 2000 cash bonus, that contained restrictions prohibiting the sale of the shares for 12 months from January 24, 2001.
(14)	Mr. Wigginton joined us in January 2000.
(15)	Represents a grant of restricted stock to Mr. Wigginton as part of his 2002 bonus which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through February 1, 2005 in order to earn those shares.
(16)	Mr. Wigginton was entitled to receive a bonus of either $120,000 or 12,000 shares of restricted Neoforma common stock per the terms of his bonus plan for the year ended December 31, 2001. Mr. Wigginton elected to receive the 12,000 shares in lieu of a cash bonus. Per the restrictions on those shares, Mr. Wigginton had to remain employed with the company through August 1, 2002, at which time all restrictions on the shares were removed.
(17)	Represents a reimbursement for relocation expenses paid to Mr. Wigginton.
(18)	Represents a grant of restricted stock to Mr. Wigginton which contains vesting provisions on 100% of the shares which stipulate that he must remain employed by the company continuously through June 30, 2003 in order to earn those shares.
(19)	Mr. Kane joined us in May 2000. As of December 31, 2002, Mr. Kane was no longer an executive officer of the company.
(20)	During 2002, Mr. Kane entered into an agreement with the company to terminate his employment in early 2003. As a result, Mr. Kane did not receive a cash bonus for 2002. However, as part of the agreement, Mr. Kane was granted 15,000 shares of restricted stock, which are subject to restrictions prohibiting the sale of the shares until June 30, 2003. Additionally, per the terms of the agreement, Mr. Kane retained the rights to 5,782 of the shares of restricted stock previously granted to Mr. Kane, which would have otherwise been subject to forfeiture upon the termination of his employment with the company. The retained shares were subject to restrictions prohibiting the sale of the shares until June 30, 2003.
(21)	Represents a grant of restricted stock to Mr. Kane which contains vesting provisions on 100% of the shares which stipulated that he must remain employed by the company continuously through June 30, 2003 in order to earn those shares. Pursuant to the terms of his severance agreement, Mr. Kane kept 5,782 of these shares, which will become tradable on June 30, 2003.

Option Grants in Fiscal 2002

During fiscal 2002, we granted options to purchase a total of 1,208,600 shares of our common stock to our employees, all of which were granted under the 1999 Equity Incentive Plan. Options granted under our 1999 Equity Incentive Plan were either incentive stock options or nonqualified stock options, and such options were exercisable only to the extent of any vested shares. In 2002, we granted all options listed below at an exercise price equal to the fair market value of our common stock, as determined by the closing price of our common stock on The Nasdaq National Market on the date of grant. With regard to the options granted to Messrs. Zollars, Eckert, Guggenhime and Wigginton, all of the shares underlying the options vest as to 2.083% per month over a 48-month period. The options have a term of 10 years from the date of grant or three months after termination of employment.

In the table below, potential realizable values were computed by (i) multiplying the number of shares of common stock subject to a given option by $11.95, which was the closing price of our common stock on The Nasdaq National Market at December 31, 2002, (ii) compounding the aggregate stock value derived from the foregoing calculation at an annual rate of 5% and 10% over the 10-year term of the option and (iii) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of compounded stock price appreciation are based on Securities and Exchange Commission requirements and do not represent our estimates or projections of future common stock prices.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Number Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Name					5%	10%
Robert J. Zollars	60,000	4.96%	$10.34	12/19/2012	$547,517	$1,239,313
Daniel A. Eckert	35,000	2.90	7.29	8/9/2012	426,135	829,683
Andrew L. Guggenhime	35,000	2.90	7.29	8/9/2012	426,135	829,683
Steven J. Wigginton	35,000	2.90	7.29	8/9/2012	426,135	829,683

Aggregate Option Exercises In Fiscal 2002 And Fiscal Year-End Option Values

The following table sets forth for each of the executive officers named in the Summary Compensation Table, the number of shares of common stock acquired and the value realized upon exercise of stock options during fiscal 2002 and the number and value of shares of our common stock subject to vested and unvested options held as of December 31, 2002. Value at fiscal year end of unexercised in-the-money options means the difference between the exercise price and $11.95, which represents the closing price of our common stock on The Nasdaq National Market at December 31, 2002. None of the named executives below exercised any of their stock options in fiscal 2002.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Vested	Unvested	Exercisable	Unexercisable
Robert J. Zollars(1)	104,577	156,123	104,577	156,123	$310,350	$406,950
Daniel A. Eckert(2)	49,625	64,375	46,916	67,084	51,839	187,761
Andrew L. Guggenhime	55,749	59,252	48,978	66,023	119,103	255,035
Steven J. Wigginton	36,084	57,916	36,084	57,916	13,589	149,511
Steven E. Kane	26,563	33,437	26,563	33,437	—	—

(1)	Information contained in this table for Mr. Zollars specifically excludes the impact of his early exercise of one option in 1999, representing a total of 360,232 shares of common stock. The shares of common stock issued as a result of this early exercise were subject to a right of repurchase by the company, which lapsed over the original vesting period of the option. As of the end of fiscal 2002, there were 52,534 of the shares issued still subject to this right of repurchase.
(2)	Information contained in this table for Mr. Eckert specifically excludes the impact of his early exercise of two options in 1999, representing a total of 45,000 shares of common stock. The shares of common stock issued as a result of this early exercise were subject to a right of repurchase by the company, which lapsed over the original vesting period of the two options. As of the end of fiscal 2002, there were 7,501 of the shares issued still subject to this right of repurchase.

Compensation and Change in Control Arrangements with Executive Officers

Mr. Zollars.    In July 1999, we entered into an at-will employment agreement with Robert J. Zollars for him to serve as our Chairman, President and Chief Executive Officer. Under this agreement, Mr. Zollars received a salary equal to $500,000 for the first year of the agreement, which could be increased by us in subsequent years. Mr. Zollars received a $250,000 bonus in December 1999. Beginning in 2000 and for each following year while he is employed by us, Mr. Zollars is eligible to receive a bonus payment of at least $500,000 for that fiscal year, based upon whether we achieve revenue and profitability targets and/or other organizational milestones to be specified by our board.

Upon entering into this employment agreement, Mr. Zollars received an option to purchase 163,716 fully vested shares of our common stock and an option to purchase 360,232 shares of our common stock which vest over a four year period, each at an exercise price of $1.00 per share. Both options were immediately exercisable and Mr. Zollars exercised these options in full in July 1999. As of April 24, 2003, 22,515 of the shares purchased under the option for 360,232 shares were subject to a repurchase right which lapses at a rate of 7,505 shares per month. If we are acquired or if certain changes in control of Neoforma occur, then the balance of the unvested portion of his option will become vested at that time.

Per his employment agreement, Mr. Zollars was eligible to receive from us a moving assistance loan of $2.5 million, which was to be forgiven in equal monthly installments on the last day of each month from the date of closing on his new home through June 30, 2003. In fiscal 2001 we funded the $2.5 million under this loan as required, and it is being forgiven in four equal semi-annual installments through June 30, 2003. Mr. Zollars also had the right to be reimbursed by us up to $300,000 for any loss on the sale of his previous home. We were also obligated to reimburse Mr. Zollars for an additional $338,000 plus additional moving expenses incurred in connection with his joining us.

If Mr. Zollars’ employment is terminated other than for disability or cause, or if Mr. Zollars resigns for good reason, he will be entitled to receive an amount equal to his annual salary, bonus and benefits. In addition, our right to repurchase all outstanding stock held by Mr. Zollars will lapse and the forgiveness of the home loan will be treated as if he had been employed by us for 12 additional months after the termination of employment. Good reason includes a reduction in his duties or responsibilities or a reduction in his salary, bonus or other benefits.

In October 2000, Mr. Zollars’ employment agreement was clarified such that if any severance and other benefits provided to him under his employment agreement would constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986 and would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Zollars’ severance and other benefits will be payable, at his election, either in full or in such lesser amount as would result after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, in his receipt on an after-tax basis of the greatest amount of severance and other benefits.

Mr. Eckert.    In July 1999, we entered into an offer letter with Daniel A. Eckert for him to serve as our Executive Vice President of Sales. Under this offer letter, Mr. Eckert received a salary equal to $250,000 per year. Under this offer letter, Mr. Eckert received $39,662 related to relocation costs and was entitled to receive a bonus of $50,000 per year, based upon performance milestones to be specified by our Chief Executive Officer and assessed by our board. Upon entering into employment with us, Mr. Eckert received two options to purchase a total of 45,000 shares of our common stock at $5.00 per share. These options were immediately exercisable and Mr. Eckert exercised the options in full. As of April 24, 2003, 3,751 of the shares underlying the options were subject to a right of repurchase. The shares underlying the options vest in equal monthly installments over four years, for so long as he is employed by us. If Mr. Eckert’s employment is terminated other than for cause, he will be entitled to receive an amount equal to six months of his salary. In the event of certain changes of control of Neoforma, 50% of the then unvested portion of Mr. Eckert’s option shall immediately vest.

In August 2002, the board approved an amendment to Mr. Eckert’s employment agreement to increase his bonus potential from the then current level of 55% of his base salary, or $165,000, to 70% of his base salary, or $210,000. Concurrent with this increase, Mr. Eckert received an option to purchase 35,000 shares of our common stock at $7.29 per share. The option vests in equal monthly installments over four years.

Mr. Guggenhime.    In January 2000, we entered into an offer letter with Andrew L. Guggenhime for him to serve as our Vice President of Corporate Development. Under this offer letter, we agreed to pay Mr. Guggenhime a salary of $200,000 per year and a bonus of up to $50,000 per year, based upon achievement of performance milestones, of which we guaranteed $12,500 in bonus to Mr. Guggenhime for each of the first two quarters of his employment with us. Mr. Guggenhime received an option to purchase 25,000 shares of our common stock at $70.00 per share. The option vests over four years, with 25% of the shares underlying the option vesting one year from the date of grant and an additional one-forty-eighth of the shares vesting each succeeding month. If Mr. Guggenhime’s employment is terminated or his responsibilities are reduced without cause within one year after a change of control of Neoforma, then half of the balance of the unvested portion of this option will vest at that time.

In October 2000, the board approved the promotion of Mr. Guggenhime to Chief Financial Officer. Commensurate with this promotion, his salary was increased to $220,000 annually, and his bonus potential was increased to 40% of his base salary per year based on performance criteria to be specified by our Chief Executive Officer and assessed by our board. Upon this promotion, Mr. Guggenhime received an option to purchase 51,000 shares of our common stock at $7.812 per share. The option vests in equal monthly installments over four years.

In August 2002, the board approved an amendment to Mr. Guggenhime’s base annual salary to $240,000. Concurrent with this increase, Mr. Guggenhime received an option to purchase 35,000 shares of our common stock at $7.29 per share. The option vests in equal monthly installments over four years.

Mr. Wigginton.    In December 1999, we entered into an offer letter with Steven J. Wigginton for him to serve as our Vice President of Sales and Business Development. Under this offer letter, we agreed to pay Mr. Wigginton a salary of $140,000 per year. Mr. Wigginton received an option to purchase 10,000 shares of our common stock at $81.25 per share. The option vests over four years, with 25% of the shares underlying the option vesting one year from the date of grant and an additional one-forty-eighth of the shares vesting each succeeding month.

In August 2002, the board approved an amendment to Mr. Wigginton’s base annual salary to $240,000 and his bonus potential was increased to 40% of his base salary per year based on performance criteria to be specified by our Chief Executive Officer and assessed by our board. Concurrent with this increase, Mr. Wigginton received an option to purchase 35,000 shares of our common stock at $7.29 per share. The option vests in equal monthly installments over four years.

In January 2003, Mr. Wigginton’s title was changed to Executive Vice President of Sales, Marketing and Service as part of a reallocation of responsibilities among certain executive officers of the company.

In the event of a change of control resulting in a material adverse effect on the above executive officers’ employment, the vesting of all of their unvested options immediately accelerates.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table presents information with respect to the beneficial ownership of our common stock as of April 24, 2003 by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each of our directors;

•	our Chief Executive Officer and the executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The number and percentage of Neoforma common stock beneficially owned are based on 18,912,488 shares of common stock outstanding at April 24, 2003. Shares of our common stock that are subject to options currently exercisable or exercisable within 60 days of April 24, 2003, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the address for each listed stockholder is c/o Neoforma, Inc., 3061 Zanker Road, San Jose, California 95134. To our knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
EXECUTIVE OFFICERS AND DIRECTORS:
Robert J. Zollars(1)	752,764	4.0%
Daniel A. Eckert(2)	156,924	*
Andrew L. Guggenhime(3)	100,234	*
Steven J. Wigginton(4)	100,250	*
Steven E. Kane(5)	32,842	*
Richard D. Helppie(6)	48,611	*
Andrew J. Filipowski(7)	55,050	*
Jeffrey H. Hillebrand(8)	50,861	*
Michael J. Murray(9)	138,076	*
C. Thomas Smith(10)	51,555	*
Edward A. Blechschmidt(11)	20,000	*
All 12 directors and executive officers as a group(12)	1,529,157	7.8%
5% STOCKHOLDERS:
VHA Inc.(13)	8,894,687	47.0%
University HealthSystem Consortium(14)	2,205,301	11.7%

*	Represents less than 1%.
(1)	Includes 360,232 shares of common stock subject to a repurchase right that lapses at a rate of 7,505 shares per month. Also includes 139,469 shares of common stock issuable under options that are exercisable within 60 days of April 24, 2003. Also includes 43,365 shares of common stock granted to Mr. Zollars, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Zollars is not continuously employed with Neoforma through the vesting date of June 30, 2003. Also includes 14,204 shares of common stock granted to Mr. Zollars, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Zollars is not continuously employed with Neoforma through the vesting date of February 1, 2005. 555,725 of these shares are held indirectly by Mr. Zollars through Zoco LP, a limited partnership of which Mr. Zollars and his spouse are the sole general and limited partners.

(2)	Represents 45,000 shares of common stock that are subject to a repurchase right that lapses at a rate of 937 shares per month and 64,374 shares of common stock issuable under options that are exercisable within 60 days of April 24, 2003. Also includes 26,019 shares of common stock granted to Mr. Eckert, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Eckert is not continuously employed with Neoforma through the vesting date of June 30, 2003. Also includes 8,522 shares of common stock granted to Mr. Eckert, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Eckert is not continuously employed with Neoforma through the vesting date of February 1, 2005. 50,256 of these shares are held indirectly by Mr. Eckert through the Eckert 1999 Trust for which Mr. Eckert and his spouse are the sole beneficiaries.
(3)	Includes 67,810 shares subject to options that are exercisable within 60 days of April 24, 2003. Also includes 20,394 shares of common stock granted to Mr. Guggenhime, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Guggenhime is not continuously employed with Neoforma through the vesting date of June 30, 2003. Also includes 6,818 shares of common stock granted to Mr. Guggenhime, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Guggenhime is not continuously employed with Neoforma through the vesting date of February 1, 2005.
(4)	Also includes 49,582 shares subject to options that are exercisable within 60 days of April 24, 2003. Also includes 19,948 shares of common stock granted to Mr. Wigginton, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Wigginton is not continuously employed with Neoforma through the vesting date of June 30, 2003. Also includes 6,818 shares of common stock granted to Mr. Wigginton, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event Mr. Wigginton is not continuously employed with Neoforma through the vesting date of February 1, 2005.
(5)	Includes 20,782 shares of common stock granted to Mr. Kane, which are subject to certain vesting provisions, which prohibit the sale of the shares at any time prior to June 30, 2003.
(6)	Represents 48,611 shares of common stock subject to options held by Mr. Helppie that are exercisable within 60 days of April 24, 2003.
(7)	Includes 55,000 shares of common stock subject to options held by Mr. Filipowski that are exercisable within 60 days of April 24, 2003.
(8)	Includes 48,611 shares of common stock subject to options held by Mr. Hillebrand that are exercisable within 60 days of April 24, 2003.
(9)	Includes 48,611 shares of common stock subject to options held by Mr. Murray that are exercisable within 60 days of April 24, 2003.
(10)	Includes 48,055 shares of common stock subject to options held by Mr. Smith that are exercisable within 60 days of April 24, 2003.
(11)	Includes 10,000 shares of common stock owned by Mr. Blechschmidt’s spouse.
(12)	Includes 588,113 shares of common stock issuable under options held by directors and executive officers that are presently exercisable within 60 days of April 24, 2003. Also includes 26,266 outstanding shares that as of April 24, 2003 were subject to repurchase rights that lapse over time. Also includes 109,726 shares of common stock granted to our executive officers, which are subject to certain vesting provisions under which all of the shares will be forfeited in the event they are not continuously employed with Neoforma through the vesting date of June 30, 2003. Also includes 36,362 shares of common stock granted to our executive officers, which are subject to certain vesting provisions under which all of the shares held by an executive officer will be forfeited in the event such executive officer is not continuously employed with Neoforma through the vesting date of February 1, 2005.
(13)	Includes 3,084,502 shares of common stock subject to restrictions, which lapse when specified performance criteria have been met. VHA’s corporate headquarters are located at 220 E. Las Colinas Blvd., Irving, TX 75039.
(14)	Includes 563,957 shares of common stock subject to restrictions, which lapse when specified performance criteria have been met. UHC’s corporate headquarters are located at 2001 Spring Rd., Suite 700, Oak Brook, Illinois, 60523.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Incentive Plans
Equity Compensation Plans Approved By Security Holders	2,984,783	$19.90	74,094	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,984,783	$19.90	74,094

(1)	Includes 58,698 shares available for issuance under the 1999 Employee Stock Purchase Plan.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market—U.S. Index and the Nasdaq Computer & Data Processing Services Index. The period shown commences on January 24, 2000, the date that our common stock was first traded in a public market, and ends on December 31, 2002, the end of our last fiscal year. The graph assumes an investment of $100 on January 24, 2000, and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements, which are described above in the section entitled “Executive Compensation,” and the transactions described below, since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeded or will exceed $60,000, and

•	in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Loans

In fiscal 2001, we funded a $2,500,000 moving assistance loan to Mr. Zollars per the terms of his employment agreement, with interest on the unpaid balance accruing at a rate of 2.46% per year. Per the final negotiated terms of the loan agreement, the principal balance of $2,500,000 is being forgiven in four semi-annual installments, commencing on January 2, 2002, with the final installment scheduled to be forgiven on June 30, 2003. The largest amount of principal plus interest outstanding under this loan in 2002 was $2,505,223. As of April 1, 2003, $1,975,620 of principal and interest under this loan had been forgiven.

In July 1999, we made two loans to Mr. Zollars, in connection with his exercise of stock options granted to him under the terms of his employment agreement. The loans were evidenced by two secured full recourse promissory notes in the principal amounts of $162,079 and $356,629, both with interest compounded quarterly on the unpaid balance at a rate of 5.70%. In January 2002, the promissory note was amended to extend the repayment obligation by modifying the repayment terms of the promissory note to be due upon the earlier of (i) five years from the stock option grant date, (ii) the third anniversary of the effective date of the initial public offering of our common stock, (iii) 90 days after termination of employment with us, or (iv) immediately upon any transfer of any of the shares relating to the exercised stock options. The largest amount outstanding under this loan in 2002 was $630,103. In January 2003, Mr. Zollars repaid the loan in full by paying us $632,109, representing the full amount of principal and interest outstanding at that time.

In September 1999, we made a loan to Mr. Eckert, in connection with his exercise of stock options granted to him under the terms of his employment agreement. The loan was evidenced by a secured full recourse promissory note in the principal amount of $224,550, with interest compounded quarterly on the unpaid balance at a rate of 5.85% per year. In January 2002, the promissory note was amended to extend the repayment obligation by modifying the repayment terms of the promissory note to be due upon the earlier of (i) five years from the stock option grant date, (ii) the third anniversary of the effective date of the initial public offering of our common stock, (iii) 90 days after termination of employment with us, or (iv) immediately upon any transfer of any of the shares relating to the exercised stock options. The largest amount outstanding under this loan in 2002 was $269,098. In January 2003, Mr. Eckert repaid the loan in full by paying us $269,981, representing the full amount of principal and interest outstanding at that time.

In January 2000, we assumed a loan made to Mr. Wigginton by Pharos Technologies, in connection with his exercise of stock options granted to him under the terms of his employment agreement. The loan is evidenced by a secured full recourse promissory note in the principal amount of $174,000, with interest compounded annually on the unpaid balance at a rate of 6.00% per year. The largest amount outstanding under this loan in 2002 was $205,005. The loan becomes due in January 2005.

In September 2000, we made a loan to Mr. Wigginton for the purpose of allowing him to sell his home in Illinois and purchase a residence in California. The loan was evidenced by a promissory note in the principal amount of $175,000, with interest compounded quarterly on the unpaid balance at a rate of 6.33% per year. The largest amount outstanding under this loan in 2002 was $197,549. Mr. Wigginton paid $40,000 towards this loan in October 2002. In March 2003, Mr. Wigginton repaid the loan in full by paying us $162,194, representing the full amount of principal and interest outstanding at that time.

Commercial Transactions

On March 30, 2000, we entered an outsourcing and operating agreement with Novation, VHA, University HealthSystem Consortium, or UHC, and Healthcare Purchasing Partners International, LLC, or HPPI, and entered into agreements to issue our common stock and warrants to purchase our common stock to VHA and UHC. On May 25, 2000, we modified the structure and terms of our outsourcing and operating agreement with Novation, HPPI, VHA and UHC and our stock and warrant agreements with VHA and UHC.

Under the terms of our outsourcing and operating agreement, which was approved by our stockholders on July 26, 2000, VHA received approximately 4.6 million shares of our common stock, representing approximately 36% of our then outstanding common stock, and UHC received approximately 1.1 million shares, representing approximately 9% of our then outstanding common stock. We also issued warrants to VHA and UHC, allowing VHA and UHC the opportunity to earn up to approximately 3.1 million and approximately 800,000 additional shares of our common stock, respectively, over a four-year period by meeting specified performance targets. These performance targets are based upon the historical purchasing volume of VHA and UHC member healthcare organizations that sign up to use Marketplace@Novation, which is available only to the patrons and members of VHA, UHC and HPPI. The targets increase annually to a level equivalent to total healthcare organizations representing $22 billion of combined purchasing volume at the end of 2004.

In October 2000, we and VHA agreed to amend our common stock and warrant agreement to provide for the cancellation of the performance warrant to purchase approximately 3.1 million shares of our common stock. In substitution for the warrant, we issued to VHA approximately 3.1 million shares of our restricted common stock. On January 25, 2001, we and UHC agreed to amend our common stock and warrant agreement to provide for the cancellation of the remaining unexercised portion of the performance warrant to purchase approximately 600,000 shares of our common stock. In substitution for the warrant, we issued to UHC approximately 600,000 shares of our restricted common stock. Both VHA’s and UHC’s restricted shares are subject to forfeiture if the same performance targets that were contained in their original warrants are not met.

In January 2001, we entered into an amendment to the outsourcing and operating agreement. Under the terms of the amended outsourcing and operating agreement, which was effective as of January 1, 2001, Novation agreed to guarantee a minimum fee level to us, which is based on a percentage of the gross marketplace volume processed through Marketplace@Novation, subject to certain performance criteria on our part. The amended outsourcing and operating agreement also includes modifications to revenue sharing provisions under which we agreed to share specified fees we receive for products and services sold through or related to our marketplaces. We agreed to share with Novation revenue related to transactions through Marketplace@Novation and from our other marketplaces as well as revenue related to the distribution or licensing of software and other technology solutions. We do not share revenue related to marketplaces sponsored by other GPOs, except for specified types of purchases. For the term of the amended outsourcing and operating agreement, we will not share with Novation revenue related to any of the above transactions in any quarter until we have achieved specified minimum transaction fees related to Marketplace@Novation transactions. The amended outsourcing and operating agreement also includes modifications to certain supplier recruitment and supplier implementation provisions of the original agreement.

In September 2001, the parties agreed to amend the amended outsourcing and operating agreement. Pursuant to the amendment, all parties agreed to expand the definition of marketplace volume to include supply chain data captured for marketplace member purchasing when the actual transaction itself was not handled through the marketplace. As a result, we will be able to provide to our trading partners within Marketplace@Novation information relating to all purchases made by members from suppliers that have agreed to participate in Marketplace@Novation, thereby enhancing our ability to capture this critical supply chain data. This revision enables us to capture important purchasing information without first requiring full adoption of our connectivity services.

In September 2002, we further amended and restated our amended outsourcing and operating agreement. The payments that Novation is required to make are subject to quarterly maximums. These quarterly maximums are based on a predetermined fee schedule through 2002. Among other changes, this revision to the amended outsourcing agreement reduced the quarterly maximums for the third and fourth quarters of 2002. Effective in 2003, the quarterly maximums for a given year will be based on Novation’s preliminary estimate of its financial performance, as defined, for that year. The quarterly maximums for the third and fourth quarters of a given year will be adjusted to reflect revisions, if any, from Novation’s revised estimate. Additionally, under the revised amended outsourcing agreement, the scope of Novation’s rights to view data from any customer that was limited to data from Novation and HPPI sponsored marketplaces only. Also, Novation now only has the exclusive right to recruit suppliers for Novation and HPPI sponsored marketplaces and not for any other current or future marketplaces.

In January 2001, we entered into stock purchase agreements with VHA, UHC and i2 Technologies, Inc. under which they purchased a total of approximately 1.8 million shares of our common stock at a purchase price of $16.90 per share. We raised a total of $30.5 million prior to costs associated with the sale of the shares, which were $1.1 million, including an advisory fee to our investment bankers. After the closing of the financing, VHA and UHC owned 48.8% and 12.1%, respectively, of our then total shares of outstanding common stock, assuming exercise of all outstanding stock options and warrants to purchase our common stock. We expect that VHA will begin to start distributing portions of these shares to its members within the next twelve months, and its ownership percentages will therefore decrease.

In April 2001, we entered into a $25 million revolving credit agreement with VHA. Under the credit agreement, as amended in February 2002 and December 2002, we are able to borrow funds until December 2004 up to an amount based on a specified formula dependent on the gross volume of transactions through Marketplace@Novation. Funds that we borrow under this credit agreement bear interest at a rate of prime plus 2.75% per year and are secured by substantially all of our assets. All amounts outstanding under this line of credit, both principal and interest, are due and payable on December 31, 2004, if not repaid sooner. In the event that we (i) sell any of our stock as part of an equity financing, (ii) obtain funding in connection with a debt financing or other lending transaction that is either unsecured or subordinate to the lien of VHA under the credit agreement or (iii) enter into a debt financing or other lending transaction secured by assets we owned as of the date we entered into the credit agreement, then the maximum of $25 million we could potentially borrow under the credit agreement will be reduced by an amount equal to the cash proceeds we receive from any of these transactions. As of December 31, 2002, we had outstanding borrowings of $14.0 million under the line of credit and $11.0 million remaining available under the terms of the line of credit.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal stockholders and their affiliates will be approved by our audit committee, and will be on terms no less favorable to us than we believe could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

APPROVAL OF MATERIAL TERMS OF 1999 EQUITY INCENTIVE PLAN

General

Our 1999 Equity Incentive Plan, or the Plan, was adopted by the Board and approved by our stockholders and provides for: (i) the granting to employees (including officers and employee directors) of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or IRC; (ii) the granting to employees, officers, directors, consultants, independent contractors and advisors of nonqualified stock options, or NQSOs; (iii) the granting of stock awards; and (iv) automatic grants of nonqualified stock options to non-employee directors. The copy of the Plan which is attached to this Proxy Statement as Appendix A does not reflect the reverse stock split that we effected in August 2001.

We believe that our future success and our ability to remain competitive are dependent on our continuing to recruit, retain and motivate highly skilled management, sales, marketing and engineering personnel. Competition for these people in the software and technology industries is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options under the plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

In March 2003, the board directed us to submit the material terms of the Plan to our stockholders for approval for purposes of Section 162(m) of the IRC. The material terms of the plan are described below under “Summary of the 1999 Equity Incentive Plan.” No changes are being proposed with regard to the terms of the Plan at this time.

We are asking our stockholders to approve the material terms of the plan to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m). We are asking the stockholders for this approval so that we may deduct for federal income tax purposes compensation in excess of $1.0 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation; ordinary income arising from the exercise of NQSOs, restricted stock awards and stock appreciation rights; and ordinary income arising from disqualifying dispositions of ISOs.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Options granted under the plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). For these options to continue to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms of the plan at the annual meeting. Restricted stock awards generally will not be deductible.

We believe that we must retain the flexibility to respond to changes in the market for top executive officers and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, the board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

In order to comply with the stockholder approval requirements of Section 162(m), if stockholder approval of this proposal is not obtained, we will not make any further grants under the plan to our Chief Executive Officer and our four other most highly compensated executive officers determined as of the end of the last fiscal year, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

The Board of Directors Unanimously Recommends Voting “FOR” The Approval Of The Material Terms Of The 1999 Equity Incentive Plan For Purposes Of Section 162(m).

Summary of the 1999 Equity Incentive Plan

The following summary of the Plan as currently in effect is qualified in its entirety by the specific language of the Plan.

Purpose.    Our board and stockholders previously adopted the Plan to enable our employees and consultants to own shares and take advantage of the tax benefits allowed to employer stock plans under the IRC.

Shares Reserved for Issuance Under the Plan.    As of April 1, 2003, the total number of shares reserved for issuance under the Plan was 3,930,462 shares and approximately 256 employees and directors were eligible to participate in the Plan. Annually, an additional number of shares are reserved on the first day of our fiscal year in an amount such that the shares available for grant under the Plan as of that date equal 5% of our outstanding shares of common stock on December 31 of the previous year.

The shares may be authorized but unissued or reacquired shares. We will adjust the number of shares available for grant under the Plan (and any outstanding options and the per-person numerical limits on options) as appropriate to reflect any stock splits, stock dividends, recapitalizations or other changes to our capital structure.

Plan Administration.    The Plan is administered by the compensation committee of the board or by the board acting as the compensation committee. Except for automatic grants to non-employee directors, or Outside Directors, the compensation committee will have full power to implement and carry out the Plan.

Eligibility.    Employees and consultants, and the employees and consultants of our parent or subsidiaries, are eligible to receive NQSOs, and stock awards. Only our employees and those of any parent or subsidiaries are eligible to receive ISOs. The compensation committee selects the employees and consultants who receive options under the Plan.

Description of Options.    Subject to the Plan limitations, the compensation committee has discretion to determine the terms of each option and the number of shares covered by each option, except that no single Plan participant may receive options covering more than a total of 400,000 shares during any fiscal year. However, in connection with his or her initial service, the compensation committee may grant a participant an option(s) to purchase up to an additional 50,000 shares that will not count against the 400,000 limit described above. Also, the total fair market value of the shares (as of the date of grant) with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all of our plans and our affiliates’ plans) may not exceed $100,000.

Type of Stock Option Grants Permitted.    The Plan permits us to grant ISOs and NQSOs. After we grant an option, the principal differences to the participant between an ISO and a NQSO relate to federal income tax consequences.

Description of Stock Awards.    Stock awards are shares of our common stock that may be fully vested or may vest in accordance with terms and conditions established by the compensation committee. Unvested shares are subject to forfeiture, or if the awards were originally purchased, to our right of repurchase at the original purchase price. The number of shares subject to a stock award granted to a participant will be determined by the compensation committee.

Automatic Grants to Outside Directors.    Each non-employee director, an Outside Director, who first becomes a member of the board will automatically be granted an option for 10,000 shares, or an Initial Grant, on the date such person first becomes a member of the board. Immediately following each annual meeting of stockholders, each Outside Director will automatically be granted an option for 10,000 shares, provided the Outside Director is a member of the board on such date and has served continuously as a member of the board for a period of at least one year since the date of such Outside Director’s Initial Grant. Immediately following each annual meeting of stockholders, each Outside Director who is also a member of a committee of the board will automatically be granted an Option for 10,000 shares, provided the Outside Director is a member of the board and a committee of the board on such date and has served continuously as a member of the board and the same committee for a period of at least one year since the date of such Outside Director’s Initial Grant.

Written Agreements.    A written agreement between the Plan participant and us represents each option and stock award that the compensation committee awards under the Plan. An option agreement includes the following information:

•	The exercise price of the option;

•	The expiration date of the option;

•	The number of shares covered by the option;

•	Any conditions to the exercise of the option; and

•	Any other terms and conditions that the compensation committee determines in its sole discretion.

The option agreement also will specify whether an option is an ISO or a NQSO. A stock award agreement will reflect the terms and conditions of the related award.

Exercise Price.    The compensation committee determines the option exercise price of each option. However, the exercise price may not be less than 85% of the fair market value of the shares on the date of grant; provided however, that the exercise price of an ISO will not be less than 100% of the fair market value of the shares on the date of grant; and the exercise price of any ISO granted to a person who is also a 10% stockholder of our common stock will not be less than 110% of the fair market value of the shares on the date of grant. The compensation committee determines the fair market value as provided in the Plan, but fair market value generally is the closing sale price of our common stock on The Nasdaq National Market on the applicable date.

Each option is exercisable at the time or times and under the restrictions and conditions that the compensation committee determines in its discretion. After an option has been granted, the compensation committee may accelerate the exercisability of the option. In addition, the following special rules apply:

Effect of Dissolution, Merger or Asset Sale.    If there is a proposed sale of all or substantially all of our assets, or a merger with or into another corporation, or a dissolution or liquidation, the successor corporation (if any), any or all outstanding awards under the Plan may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Plan participants. The successor corporation may substitute equivalent awards or may issue, in place of outstanding shares, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Plan participant. In the event that the successor corporation (if any) does not agree to assume or substitute the outstanding options or stock awards, the options or stock awards will expire on such transaction at such time and on such conditions as the compensation committee may determine. The compensation committee may also, in its sole discretion, provide that the vesting of any or all awards granted under the Plan will accelerate upon the occurrence of a transaction.

Expiration.    The compensation committee determines all expiration provisions that apply to options. In the case of ISOs, the term may not exceed ten years from the date of grant.

Upon the termination of a Plan participant’s employment or other relationship with us, he or she may exercise his or her options to the extent it was exercisable at the date of termination for a period of time the compensation committee determines, but in no event after the expiration of the original term of the option. In the case of an ISO, the period for exercise following termination may not exceed 90 days (or one year if the termination is the result of death or disability). An employment or other relationship will not be considered terminated in the event of certain leaves of absence or transfers between our affiliated entities and us. In addition, if an employee’s status with us changes from employee to consultant, any unexercised ISO held automatically converts to a NQSO on the 91st day after the change of status.

U.S. Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains tax on assets held for more than twelve months is currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also our officer, director, or 10% stockholder. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonqualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a NQSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards.    If the stock award is subject to vesting, then unless the participant elects to be taxed at the time of receipt of the award, the participant will not have taxable income upon the receipt of the award, but will recognize ordinary income equal to the fair market value of the shares or cash at the time of vesting. As the shares vest, the participant will recognize ordinary income equal to the difference between the fair market value of the shares at the date of vesting and the purchase price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon optionees, stock award recipients and us with respect to the grant and exercise of options, and the grant of stock awards under the Plan. Reference should be made to the applicable provisions of the IRC. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the Plan participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the Plan participant may reside.

Plan Benefits

The future grant of options under the plan to:

•	our Chief Executive Officer;

•	the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002;

•	all current executive officers, as a group; and

•	all current employees (excluding executive officers), as a group,

are not determinable in advance because these grants are subject to the discretion of the compensation committee. Each Outside Director who first becomes a member of the board will automatically be granted an option for 10,000 shares of our common stock on the date such person first becomes a member of the board. Immediately following each annual meeting of stockholders, each Outside Director will automatically be granted an option for 10,000 shares, provided the Outside Director is a member of the board on such date and has served continuously as a member of the board for a period of at least one year since the date of such Outside Director’s initial grant. Immediately following each annual meeting of stockholders, each Outside Director who is also a member of a committee of the board will automatically be granted an option for 10,000 shares, provided the Outside Director is a member of the board and a committee of the board on such date and has served continuously as a member of the board and the same committee for a period of at least one year since the date of such Outside Director’s initial grant.

History of Grants Under the Plan

The executive officers named in the Summary Compensation Table, our current executive officers as a group, our current non-employee directors as a group and our current employees (excluding executive officers and directors) as a group have been granted awards under the Plan, over the life of the Plan, through April 1, 2003, as follows:

Name and Position	Number of Securities Underlying Awards
Robert J. Zollars Chairman and Chief Executive Officer	339,233
Daniel A. Eckert President and Chief Operating Officer	150,550
Andrew L. Guggenhime Chief Financial Officer and Corporate Secretary	143,960
Steven J. Wigginton Executive Vice President of Sales, Marketing and Service	132,766
Steven E. Kane Chief Administrative Officer	93,916
All current executive officers (5 persons)	804,589
All current non-employee directors (6 persons)	270,000
All current employees (excluding executive officers)	1,820,712

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

We have selected Deloitte & Touche LLP as our independent public accountants to perform the audit of our financial statements for the year ending December 31, 2003, and you are being asked to ratify this selection. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

The Board Of Directors Unanimously Recommends That You Vote “FOR” Ratification Of The Selection Of Deloitte & Touche LLP, And Your Proxy Will Be So Voted Unless You Specify Otherwise.

AVAILABILITY OF FORM 10-K

Neoforma will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Such requests should be addressed to Neoforma, Inc., 3061 Zanker Road, San Jose, California 95134, Attention: Secretary. Our 2002 Annual Report on Form 10-K may also be obtained through our Website located at www.neoforma.com and also at the Website maintained by the Securities and Exchange Commission at www.sec.gov.

SECTION 16(a) (BENEFICIAL OWNERSHIP REPORTING) COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to Neoforma.

We are aware of the fact that a filing on Form 4 for our Chief Executive Officer, Robert J. Zollars, due to be filed on December 21, 2002 reporting one transaction, was filed on January 21, 2003. With the exception of this filing, we believe, based solely on our review of the copies of such reports received or written representations from our directors, executive officers and persons who own more than 10% of our common stock, that during the fiscal year ended December 31, 2002, that all such persons filed timely reports.

OTHER MATTERS

The annual meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. The board is not presently aware of any other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the annual meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in our bylaws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the annual meeting.

APPENDIX A

NEOFORMA.COM, INC.

1999 EQUITY INCENTIVE PLAN

As Adopted November 12, 1999 and Revised August 13, 2001

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 5,000,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the Neoforma, Inc.’s 1997 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below) and any shares issued under the Prior Plan that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan, but will be available for grant and issuance under this Plan. In addition, on each January 1, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically such that the total number of Shares reserved under the Plan after such automatic increase shall equal 5% of the total outstanding shares of the Company as of the immediately preceding December 31, provided that no more than 25,000,000 shares shall be issued as ISOs (as defined in Section 5 below). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2    Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.  ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 4,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 4,500,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.    ADMINISTRATION.

4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2    Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.    OPTIONS.  The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1    Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4    Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7.    STOCK BONUSES.

7.1    Awards of Stock Bonuses.    A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2    Terms of Stock Bonuses.    The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3    Form of Payment.    The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8.    PAYMENT FOR SHARE PURCHASES.

8.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.

8.2    Loan Guarantees.  The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1    Types of Options and Shares.    Options granted under this Plan and subject to this Section 9 shall be NQSOs.

9.2    Eligibility.    Options subject to this Section 9 shall be granted only to Outside Directors.

9.3    Initial Grant.    Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 100,000 Shares (an “Initial Grant”) on the date such Optionee first becomes a member of the Board, unless such Outside Director received a grant of Options before the Effective Date. Each Optionee who became a member of the Board prior to the Effective Date will receive an Initial Grant immediately following the Effective Date.

9.4    Succeeding Grants.

(a)	Immediately following each Annual Meeting of stockholders, each Outside Director will automatically be granted an Option for 100,000 Shares (a “Succeeding Grant”), provided the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least one year since the date of such Outside Director’s Initial Grant.

(b)	Immediately following each Annual Meeting of stockholders, each Outside Director who is also a member of a committee of the Board will automatically be granted an Option for 100,000 Shares (a “Committee Grant”), provided the Outside Director is a member of the Board and a committee of the Board on such date and has served continuously as a member of the Board and the same committee for a period of at least one year since the date of such Outside Director’s Initial Grant.

9.5    Vesting.    The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Option.

(a)	Initial Grants. Each Initial Grant will vest as to 33.3% of the Shares on the first anniversary of the Start Date for such Initial Grant, and as to 2.78% of the Shares on each subsequent monthly anniversary of the Start Date until all of the Shares are fully vested, so long as the Outside Director continuously remains a director or a consultant of the Company.

(b)	Succeeding Grants. Each Succeeding Grant will vest as to 8.33% of the Shares on each subsequent monthly anniversary of the Start Date until all of the Shares are fully vested, so long as the Outside Director continuously remains a director or a consultant of the Company.

Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 18.1, the vesting of all options granted to Outside Directors pursuant to this Section 9 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any options not exercised within such three-month period shall expire.

9.6    Exercise Price.    The exercise price of an Option pursuant to an Initial Grant shall be the Fair Market Value of the Shares, at the time that the Option is granted.

10.    WITHHOLDING TAXES.

10.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

11.    TRANSFERABILITY.

11.1    Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

11.2    All Awards other than NQSO’s.    All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

11.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

12.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

12.2    Financial Statements.    The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12.3    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.    CORPORATE TRANSACTIONS.

18.1    Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute

Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Neoforma.com, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)	in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)	Net revenue and/or net revenue growth;

(b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)	Operating income and/or operating income growth;

(d)	Net income and/or net income growth;

(e)	Earnings per share and/or earnings per share growth;

(f)	Total stockholder return and/or total stockholder return growth;

(g)	Return on equity;

(h)	Operating cash flow return on income;

(i)	Adjusted operating cash flow return on income;

(j)	Economic value added; and

(k)	Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this Neoforma.com, Inc. 1999 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

NEOFORMA, INC.

3061 ZANKER ROAD

SAN JOSE, CALIFORNIA 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Zollars and Andrew L. Guggenhime as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, $0.001 par value, of Neoforma, Inc. held of record by the undersigned on April 24, 2003, at the 2003 annual meeting of stockholders to be held on May 29, 2003, and at any continuations or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSALS NO. 2 AND NO. 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE

PLEASE DATE, SIGN AND MAIL YOUR

PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS

NEOFORMA, INC.

MAY 29, 2003

Please Detach and Mail in the Envelope Provided

                                PLEASE MARK YOUR

A             ☒            VOTES AS IN THIS

                                EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE BOARD OF DIRECTOR NOMINEES AND FOR

PROPOSALS NO. 2 AND NO. 3.

	FOR all nominees listed to the right except as marked				WITHHOLD AUTHORITY to vote for all nominees

1.	Election of Class I directors.	☐		☐		NOMINEES: Edward A. Blechschmidt Michael J. Murray

2.	Proposal to approve material terms of 1999 Equity Incentive Plan		FOR ☐		AGAINST ☐	ABSTAIN ☐

3.	Proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants of Neoforma for the year ending December 31, 2003.		FOR ☐		AGAINST ☐	ABSTAIN ☐

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting of stockholders or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

Signature                                         Date:                    , 2003

NOTE: This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.